                                  Exhibit 21.1

                        Subsidiaries of the Registrant

Name                                         Jurisdiction
----                                         ------------
IWL Communications, Incorporated             Texas
CapRock Telecommunications Corp.             Texas
CapRock Fiber Network, Ltd.                  Texas